SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 28, 2003

MAGNETEK, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-10233	95-3917584
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 WILSHIRE BOULEVARD SUITE 850 LOS ANGELES, CALIFORNIA 90024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 208-1980

Item 5. Other Events and Regulation FD Disclosure

Magnetek, Inc. issued a press release on March 31, 2003, announcing the execution of an amendment to its credit agreement, and a loss to be recorded in connection with a previously disclosed dispute with Bank of America.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.1         Third Amendment to Credit Agreement

99.1         Press Release dated January 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date:       April 2, 2003

By:	/s/ David Reiland
David Reiland
Vice President and Chief Financial Officer